Exhibit 99

CBS CORPORATION REPORTS 2018 FOURTH QUARTER
AND FULL YEAR RESULTS

Fourth Quarter Revenues of $4.0 Billion, Up 3%
Fourth Quarter Diluted EPS from Continuing Operations of $1.49; Adjusted Diluted EPS of $1.50, Up 25%
Full Year Revenues of $14.5 Billion, Up 6%
Full Year Diluted EPS from Continuing Operations of $5.14, Up 60%; Adjusted Diluted EPS of $5.19, Up 18%

NEW YORK, February 14, 2019 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the 2018 fourth quarter and full year, including all-time highs in revenues, adjusted operating income, and adjusted diluted earnings per share (“EPS”) for both the quarter and the year.
“CBS delivered our best-ever quarterly and full year results as we continue to position our Company for even stronger long-term growth,” said Joe Ianniello, President and Acting Chief Executive Officer, CBS Corporation. “Our strategy of creating more of the premium content that audiences want and making it available across new and traditional platforms continues to pay off, driving quarterly increases in subscribers at CBS and Showtime, both consecutively and year over year. In addition, we are generating significant momentum with our direct-to-consumer platforms, which provide a great return on investment and represent one of our most powerful long-term growth drivers. In fact, we have now reached 8 million direct-to-consumer subscribers between CBS All Access and Showtime, nearly two years ahead of our original schedule. As a result, we have set a new target of 25 million domestic subs combined from both of these direct-to-consumer services by 2022. All of this success is fueled by the must-have programming we have from across our key established content brands. Once again, the CBS Television Network is #1 in viewers, and thanks to the strength of our entertainment lineup and marquee sporting events, we are confident we will end the season as the most-watched network for the 11th consecutive year. At Showtime, we are growing our audience with our year-round lineup of buzzworthy original series, from Shameless and Ray Donovan to Billions and The Chi, as well as our premier boxing events. So we are set for another great year in 2019 as we continue to distinguish ourselves as a global multiplatform premium content company and steer our strategic focus toward scaling our direct-to-consumer subscribers.”

Fourth Quarter 2018 Results
Revenues for the fourth quarter of 2018 increased 3% to $4.02 billion from $3.92 billion for the fourth quarter of 2017. Advertising revenues increased 7%, driven by record political advertising sales from the 2018 midterm elections, and the growth was achieved despite the absence of Thursday Night Football, which was broadcast by the CBS Television Network in 2017. Affiliate and subscription fee revenues were up 11%, led by 53% growth in the Company’s direct-to-consumer streaming services and increases in retransmission revenues, fees from CBS Television Network affiliated stations, and revenues from virtual MVPDs. Content licensing and distribution revenues decreased 11%, mainly as a result of the timing of international licensing sales and several large domestic sales that occurred in the fourth quarter of 2017.
Operating income for the fourth quarter of 2018 decreased 10% to $647 million from $716 million for the same prior-year period and included costs for restructuring and other corporate matters as well as programming charges, which affected the comparability of results. Adjusted operating income was up 10% to $837 million from $760 million for the fourth quarter of 2017, reflecting higher revenues in 2018 and lower programming costs associated with the absence of Thursday Night Football. Operating income also included an increased investment in content and digital initiatives.
Net earnings from continuing operations were $561 million for the fourth quarter of 2018 compared with $40 million for the fourth quarter of 2017. Comparability was affected by the aforementioned discrete items as well as a tax benefit in 2018 from the reversal of a valuation allowance and charges in 2017 for a pension settlement and the enactment of new federal tax legislation in December 2017. Adjusted net earnings from continuing operations increased 24% to $565 million from $455 million for the fourth quarter of 2017. This increase was led by the higher adjusted operating income and a lower effective income tax rate in 2018 compared with the prior year, as a result of the aforementioned tax legislation.
Diluted EPS from continuing operations for the fourth quarter of 2018 was $1.49 compared with $.10 for the same quarter in 2017. Adjusted diluted EPS grew 25% to $1.50 from $1.20, driven by higher earnings and lower weighted average shares outstanding.
Details of the discrete items excluded from financial results and reconciliations of adjusted results to their most directly comparable GAAP financial measures are included at the end of this earnings release.
Cash Flow
For the fourth quarter of 2018, operating cash flow from continuing operations was $246 million compared with an outflow of $142 million for the fourth quarter of 2017, which included a discretionary contribution of $500 million to prefund the Company’s qualified pension plans. For the full year, operating cash flow from continuing operations was $1.43 billion for 2018 compared with $793 million for 2017, which included discretionary contributions of $600 million to prefund the Company’s qualified pension plans. Adjusted free cash flow was $180 million for the fourth quarter of 2018 compared with $102 million for the same prior-year period, and for the full year, it was $1.26 billion for 2018, up 27% from $989 million in 2017. The increase for the full year was driven by lower cash payments for income taxes in 2018 and growth in affiliate and subscription fees, which were partially offset by a higher investment in content. During the quarter, the Company repurchased 2.1 million of its shares for $100 million, and for the full year, the Company repurchased 11.5 million of its shares for $600 million.

Full Year 2018 Results
Full year 2018 revenues increased 6% to $14.51 billion from $13.69 billion in 2017, reflecting growth across each of the Company’s main revenue streams. Advertising revenues grew 8%, driven by a record year for political advertising sales in 2018 and Network 10, which was acquired in the fourth quarter of 2017. These increases were partially offset by the absence of the National Semifinals and National Championship games of the NCAA Division I Men’s Basketball Championship (“NCAA Tournament”) and five Thursday Night Football games, which were broadcast by the CBS Television Network in 2017. Content licensing and distribution revenues increased 3%. Affiliate and subscription fees were up 7%, driven by 62% growth from the Company’s direct-to-consumer streaming services and increases in retransmission revenues, fees from CBS Television Network affiliated stations, and revenues from virtual MVPDs. These increases were partially offset by Showtime Networks’ distribution of the Floyd Mayweather/Conor McGregor pay-per-view boxing event in 2017.
Operating income decreased 3% to $2.77 billion for 2018 from $2.86 billion for 2017. Operating income included costs for restructuring and other corporate matters as well as programming charges, which affected comparability. Adjusted operating income increased 5% to $3.05 billion in 2018 from $2.91 billion in 2017. The growth principally reflects the higher revenues, which were partially offset by an increased investment in content and the expansion of the Company’s digital initiatives.
Net earnings from continuing operations increased 50% to $1.96 billion for 2018 from $1.31 billion for 2017. Comparability was affected by the aforementioned discrete items as well as a tax benefit in 2018 from the reversal of a valuation allowance and charges in 2017 associated with a pension settlement and the enactment of new federal tax legislation. Adjusted net earnings from continuing operations increased 16% to $1.98 billion for 2018 from $1.71 billion, driven by the growth in adjusted operating income and a lower effective income tax rate in 2018.
Diluted EPS from continuing operations increased 60% to $5.14 for 2018 from $3.22 for 2017. Adjusted diluted EPS grew 18% to $5.19 for 2018 from $4.40 in 2017. The increase was driven by the higher earnings and lower weighted average shares outstanding.
Details of the discrete items excluded from financial results and reconciliations of adjusted results to their most directly comparable GAAP financial measures are included at the end of this earnings release.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type; segment operating income (loss) and depreciation and amortization by segment for the three and twelve months ended December 31, 2018, and 2017. CBS Sports Network, which was previously included in the Cable Networks segment, is now presented within the Entertainment segment. Results for all periods presented have been reclassified to conform to this presentation.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Segment	2018	2017	2018	2017
Entertainment	$2,833	$2,856	$10,178	$9,306
Cable Networks	551	508	2,204	2,355
Publishing	218	235	825	830
Local Media	561	450	1,830	1,668
Corporate/Eliminations	(139)	(128)	(523)	(467)
Total Revenues	$4,024	$3,921	$14,514	$13,692

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Type	2018	2017	2018	2017
Advertising	$1,872	$1,745	$6,195	$5,753
Content licensing and distribution	1,057	1,191	4,081	3,952
Affiliate and subscription fees	1,027	923	4,003	3,758
Other	68	62	235	229
Total Revenues	$4,024	$3,921	$14,514	$13,692

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment Operating Income (Loss)	2018	2017	2018	2017
Entertainment	$438	$465	$1,675	$1,578
Cable Networks	193	207	915	999
Publishing	46	45	144	136
Local Media	239	139	609	497
Corporate	(79)	(96)	(295)	(305)
Adjusted Operating Income	837	760	3,048	2,905
Restructuring and other corporate matters	(105)	(63)	(195)	(63)
Programming charges	(85)	—	(85)	—
Other operating items, net	—	19	—	19
Total Operating Income	$647	$716	$2,768	$2,861

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Depreciation and Amortization	2018	2017	2018	2017
Entertainment	$31	$31	$125	$118
Cable Networks	4	5	18	20
Publishing	2	1	6	6
Local Media	10	11	43	45
Corporate	8	9	31	34
Total Depreciation and Amortization	$55	$57	$223	$223

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, Network 10, CBS Interactive, CBS Sports Network, and CBS Films)
Entertainment revenues of $2.83 billion for the fourth quarter of 2018 decreased 1% from $2.86 billion for the same prior-year period, reflecting 14% lower content licensing and distribution revenues, mainly as a result of the timing of international licensing sales and several large domestic sales in the fourth quarter of 2017. Affiliate and subscription fees grew 17%, led by growth from CBS All Access and higher revenues from station affiliation fees and virtual MVPDs. Advertising revenues increased 2%, reflecting revenues from Network 10, which was acquired in the fourth quarter of 2017. This increase was partially offset by the absence of the broadcast of Thursday Night Football in 2018. Underlying CBS Network advertising for the fourth quarter of 2018 increased 2% from last year’s fourth quarter.
Entertainment operating income of $438 million for the fourth quarter of 2018 decreased 6% from $465 million for the same prior-year period, primarily reflecting the lower revenues and an increased investment in content and digital initiatives. These decreases were partially offset by the absence of programming costs associated with Thursday Night Football.
Cable Networks (Showtime Networks and Smithsonian Networks)
Cable Networks revenues of $551 million for the fourth quarter of 2018 increased 8% from $508 million for the same prior-year period, driven by growth from the Showtime subscription streaming service, higher international licensing sales, and revenues from the Deontay Wilder/Tyson Fury pay-per-view boxing event in December 2018.
Cable Networks operating income of $193 million for the fourth quarter of 2018 decreased 7% from $207 million for the same prior-year period, reflecting an increased investment in programming.
Publishing (Simon & Schuster)
Publishing revenues of $218 million for the fourth quarter of 2018 decreased 7% from $235 million for the same prior-year period, reflecting lower print book sales. Bestselling titles for the fourth quarter of 2018 included Elevation by Stephen King and Queen of Air and Darkness by Cassandra Clare.
Publishing operating income of $46 million for the fourth quarter of 2018 increased 2% from $45 million for the same prior-year period, reflecting lower production costs.

Local Media (CBS Television Stations and CBS Local Digital Media)
Local Media revenues grew 25% to $561 million for the fourth quarter of 2018 from $450 million for the same quarter in 2017. The growth was driven by higher advertising revenues, reflecting record political advertising sales from the U.S. midterm elections, and 11% growth in retransmission and subscription fees.
Local Media operating income for the fourth quarter of 2018 of $239 million increased 72% from $139 million for the same prior-year period, mainly as a result of the higher revenues.
Corporate
Corporate expenses for the fourth quarter of 2018 decreased 18% to $79 million from $96 million for the same prior-year period, primarily reflecting lower executive compensation costs.
Adoption of New Accounting Standards
During the first quarter of 2018, the Company adopted two new accounting standards. Changes from these standards include the presentation of net periodic pension and postretirement benefit costs on the statement of operations; the recognition of revenue from the renewal of license agreements at the beginning of the license periods rather than upon execution of such agreements; and the presentation of revenues from the distribution of third-party content at the gross amount received from the customer, with a corresponding increase to operating expenses. For more information regarding the effects of these accounting changes, refer to the Company’s annual report on Form 10-K for the year ended December 31, 2018.

About CBS Corporation:
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand -“the Eye” - one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, local TV, film, and interactive and socially responsible media. CBS’ businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Network 10 Australia, CBS Television Studios, CBS Global Distribution Group, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Sports Network, CBS Films, Showtime Networks, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS EcoMedia, and CBS Experiences. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements, including the Company’s expectations concerning its revenues and EPS. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in the public acceptance of the Company’s content; advertising market conditions generally; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; increased programming costs and investments; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; the outcomes of investigation-related legal actions, which are inherently unpredictable, and any associated costs; the uncertainties arising from leadership changes at the Company; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; other domestic and global economic, business, competitive, technological and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Dana McClintock	David Bank
Executive Vice President, Chief Communications Officer	Executive Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

Kelli Raftery
Executive Vice President, Corporate Communications
(212) 975-3161
kelli.raftery@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Revenues	$4,024	$3,921	$14,514	$13,692
Operating income	647	716	2,768	2,861
Interest expense	(118)	(121)	(467)	(457)
Interest income	14	19	57	64
Loss on early extinguishment of debt	—	(44)	—	(49)
Pension settlement charge	—	(352)	—	(352)
Other items, net	(17)	(32)	(69)	(88)
Earnings from continuing operations before income taxes	526	186	2,289	1,979
Benefit (provision) for income taxes	39	(154)	(273)	(633)
Equity in earnings (loss) of investee companies, net of tax	(4)	8	(56)	(37)
Net earnings from continuing operations	561	40	1,960	1,309
Net loss from discontinued operations, net of tax	—	(81)	—	(952)
Net earnings (loss)	$561	$(41)	$1,960	$357

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$1.50	$.10	$5.20	$3.26
Net loss from discontinued operations	$—	$(.21)	$—	$(2.37)
Net earnings (loss)	$1.50	$(.10)	$5.20	$.89

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$1.49	$.10	$5.14	$3.22
Net loss from discontinued operations	$—	$(.21)	$—	$(2.34)
Net earnings (loss)	$1.49	$(.10)	$5.14	$.88

Weighted average number of common shares outstanding:
Basic	374	391	377	401
Diluted	377	395	381	407

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$322	$285
Receivables, net	4,041	3,697
Programming and other inventory	1,988	1,828
Prepaid expenses and other current assets	401	463
Total current assets	6,752	6,273
Property and equipment	2,926	2,947
Less accumulated depreciation and amortization	1,717	1,701
Net property and equipment	1,209	1,246
Programming and other inventory	3,883	2,881
Goodwill	4,920	4,891
Intangible assets	2,638	2,666
Other assets	2,424	2,852
Assets held for sale	33	34
Total Assets	$21,859	$20,843
Liabilities and Stockholders’ Equity
Accounts payable	$201	$231
Participants’ share and royalties payable	1,177	986
Accrued programming and production costs	704	497
Commercial paper	674	679
Current portion of long-term debt	13	19
Accrued expenses and other current liabilities	1,804	1,560
Total current liabilities	4,573	3,972
Long-term debt	9,465	9,464
Other liabilities	5,017	5,429
Stockholders’ Equity	2,804	1,978
Total Liabilities and Stockholders’ Equity	$21,859	$20,843

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Twelve Months Ended
	December 31,
	2018	2017
Operating Activities:
Net earnings	$1,960	$357
Less: Net loss from discontinued operations, net of tax	—	(952)
Net earnings from continuing operations	1,960	1,309
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	223	223
Stock-based compensation	146	179
Net loss (gain) on disposition and write-down of assets	1	(9)
Equity in loss of investee companies, net of tax and distributions	58	38
Change in assets and liabilities, net of investing and financing activities	(963)	(947)
Net cash flow provided by operating activities from continuing operations	1,425	793
Net cash flow provided by operating activities from discontinued operations	1	94
Net cash flow provided by operating activities	1,426	887
Investing Activities:
Investments in and advances to investee companies	(124)	(110)
Capital expenditures	(165)	(185)
Acquisitions (including acquired television library), net of cash acquired	(31)	(270)
Proceeds from sale of investments	—	10
Proceeds from dispositions	—	11
Other investing activities	(5)	21
Net cash flow used for investing activities from continuing operations	(325)	(523)
Net cash flow used for investing activities from discontinued operations	(23)	(24)
Net cash flow used for investing activities	(348)	(547)
Financing Activities:
(Repayments of) proceeds from short-term debt borrowings, net	(5)	229
Proceeds from issuance of senior notes	—	1,773
Repayment of senior notes	—	(1,244)
Proceeds from debt borrowings of CBS Radio	—	40
Repayment of debt borrowings of CBS Radio	—	(43)
Payment of capital lease obligations	(16)	(18)
Dividends	(276)	(296)
Purchase of Company common stock	(586)	(1,111)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(59)	(89)
Proceeds from exercise of stock options	27	91
Other financing activities	(6)	(9)
Net cash flow used for financing activities	(921)	(677)
Net increase (decrease) in cash, cash equivalents and restricted cash	157	(337)
Cash and cash equivalents at beginning of year (includes $24 (2017) of discontinued operations cash)	285	622
Cash, cash equivalents and restricted cash at end of year (includes $120 (2018) of restricted cash)	$442	$285

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following tables set forth the Company’s Adjusted Operating Income for the three and twelve months ended December 31, 2018 and 2017. The Company defines “Adjusted Operating Income” as operating income excluding costs for restructuring and other corporate matters, programming charges, and other operating items, net, each where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board (“FASB”) guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings (loss) as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings (loss).

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

	Three Months Ended December 31,
	2018	2017
Adjusted operating income	$837	$760
Restructuring and other corporate matters	(105)	(63)
Programming charges	(85)	—
Other operating items, net	—	19
Operating income	647	716
Interest expense	(118)	(121)
Interest income	14	19
Loss on early extinguishment of debt	—	(44)
Pension settlement charge	—	(352)
Other items, net	(17)	(32)
Earnings from continuing operations before income taxes	526	186
Benefit (provision) for income taxes	39	(154)
Equity in earnings (loss) of investee companies, net of tax	(4)	8
Net earnings from continuing operations	561	40
Net loss from discontinued operations, net of tax	—	(81)
Net earnings (loss)	$561	$(41)

	Twelve Months Ended December 31,
	2018	2017
Adjusted operating income	$3,048	$2,905
Restructuring and other corporate matters	(195)	(63)
Programming charges	(85)	—
Other operating items, net	—	19
Operating income	2,768	2,861
Interest expense	(467)	(457)
Interest income	57	64
Loss on early extinguishment of debt	—	(49)
Pension settlement charge	—	(352)
Other items, net	(69)	(88)
Earnings from continuing operations before income taxes	2,289	1,979
Provision for income taxes	(273)	(633)
Equity in loss of investee companies, net of tax	(56)	(37)
Net earnings from continuing operations	1,960	1,309
Net loss from discontinued operations, net of tax	—	(952)
Net earnings	$1,960	$357

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow and Adjusted Free Cash Flow
The Company defines free cash flow as net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations, and less capital expenditures; and adjusted free cash flow as net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and discretionary contributions to prefund the Company’s pension plans, and less capital expenditures. The Company’s calculations of free cash flow and adjusted free cash flow include capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. Adjusted free cash flow excludes discretionary contributions to prefund the Company’s pension plans because management assesses the Company’s ability to generate operating cash flows without considering the impact from discretionary pension contributions, and decisions regarding the timing of pension plan funding are not dependent on the level of operating cash flows generated during the period. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.
Management believes free cash flow and adjusted free cash flow provide investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow and adjusted free cash flow are significant measures of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow and adjusted free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow and adjusted free cash flow are among several components of incentive compensation targets for certain management personnel. In addition, free cash flow and adjusted free cash flow are primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.
As free cash flow and adjusted free cash flow are not measures calculated in accordance with GAAP, free cash flow and adjusted free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow and adjusted free cash flow, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow and adjusted free cash flow as measures of liquidity have certain limitations, do not necessarily represent funds available for discretionary use, and are not necessarily measures of the Company’s ability to fund its cash needs. When comparing free cash flow and adjusted free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow or adjusted free cash flow.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
The following table presents a reconciliation of the Company’s net cash flow provided by (used for) operating activities to free cash flow and adjusted free cash flow:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net cash flow provided by (used for) operating activities	$246	$(100)	$1,426	$887
Capital expenditures	(66)	(73)	(165)	(185)
Less: Operating cash flow from discontinued operations	—	42	1	94
Free cash flow	180	(215)	1,260	608
Less: Discretionary pension plan contributions, net of tax	—	(317)	—	(381)
Adjusted free cash flow	$180	$102	$1,260	$989
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net cash flow provided by (used for) operating activities	$246	$(100)	$1,426	$887
Net cash flow used for investing activities	$(129)	$(130)	$(348)	$(547)
Net cash flow provided by (used for) financing activities	$143	$341	$(921)	$(677)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

2018 and 2017 Adjusted Results
The following tables reconcile adjusted financial results to their most directly comparable GAAP financial measures. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; and makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results.

	Three Months Ended December 31, 2018
	Reported	Restructuring and Other Corporate Matters (a)	Programming Charges (b)	Tax Items (c)	Adjusted
Revenues	$4,024	$—	$—	$—	$4,024
Operating income	$647	$105	$85	$—	$837

Operating income margin (d)	16%				21%

Interest expense	(118)	—	—	—	(118)
Interest income	14	—	—	—	14
Other items, net	(17)	—	—	—	(17)
Earnings before income taxes	526	105	85	—	716
Benefit (provision) for income taxes	39	(25)	(21)	(140)	(147)
Effective income tax rate	(7.4)%				20.5%

Equity in loss of investee companies, net of tax	(4)	—	—	—	(4)
Net earnings	$561	$80	$64	$(140)	$565
Diluted EPS	$1.49	$.21	$.17	$(.37)	$1.50
Diluted weighted average number of common shares outstanding	377				377
(a) Primarily reflects restructuring charges of $42 million ($31 million, net of tax) at Entertainment, Local Media and Corporate, primarily for the reorganization and closure of certain business operations, and professional fees and other costs associated with corporate matters.
(b) Reflects charges resulting from the implementation of changes to the Company’s programming strategy, primarily at CBS Films.
(c) Reflects the reversal of a valuation allowance relating to capital loss carryforwards that will be utilized in connection with the sale of CBS Television City in the first quarter of 2019.
(d) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended December 31, 2017
	Reported	Pension Settlement Charge (a)	Restructuring Charges (b)	Tax Items (c)	Other (d)	Discontinued Operations Items (e)	Adjusted
Revenues	$3,921	$—	$—	$—	$—	$—	$3,921
Operating income	$716	$—	$63	$—	$(19)	$—	$760

Operating income margin (f)	18%						19%

Interest expense	(121)	—	—	—	—	—	(121)
Interest income	19	—	—	—	—	—	19
Loss on early extinguishment of debt	(44)	—	—	—	44	—	—
Pension settlement charge	(352)	352	—	—	—	—	—
Other items, net	(32)	—	—	—	8	—	(24)
Earnings from continuing operations before income taxes	186	352	63	—	33	—	634
Provision for income taxes	(154)	(115)	(24)	129	(23)	—	(187)
Effective income tax rate	82.8%						29.5%

Equity in earnings of investee companies, net of tax	8	—	—	—	—	—	8
Net earnings from continuing operations	40	237	39	129	10	—	455
Net earnings (loss) from discontinued operations, net of tax	(81)	—	—	—	—	99	18
Net earnings (loss)	$(41)	$237	$39	$129	$10	$99	$473
Diluted EPS from continuing operations	$.10	$.60	$.10	$.33	$.03	$—	$1.15
Diluted EPS	$(.10)	$.60	$.10	$.33	$.03	$.25	$1.20
Diluted weighted average number of common shares outstanding	395						395

(a)	Reflects a pension settlement charge resulting from the transfer of pension obligations to an insurance company through the purchase of a group annuity contract.

(b)	Reflects restructuring charges at Entertainment, Publishing, Local Media and Corporate primarily for the reorganization of certain business operations.
(c) Reflects a net provisional charge resulting from the enactment of federal tax legislation in December 2017.
(d) Includes a net gain relating to the disposition of property and equipment, a charge for the early extinguishment of debt and the write-down of an investment to its fair value.

(e)	Primarily reflects a loss on the split-off of CBS Radio and adjustments to the loss on disposal of the Company’s Outdoor advertising business.

(f)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2018
	Reported	Restructuring and Other Corporate Matters (a)	Programming Charges (b)	Tax Items (c)	Adjusted
Revenues	$14,514	$—	$—	$—	$14,514
Operating income	$2,768	$195	$85	$—	$3,048

Operating income margin (d)	19%				21%

Interest expense	(467)	—	—	—	(467)
Interest income	57	—	—	—	57
Other items, net	(69)	—	—	—	(69)
Earnings before income taxes	2,289	195	85	—	2,569
Provision for income taxes	(273)	(46)	(21)	(194)	(534)
Effective income tax rate	11.9%				20.8%

Equity in loss of investee companies, net of tax	(56)	—	—	—	(56)
Net earnings	$1,960	$149	$64	$(194)	$1,979
Diluted EPS	$5.14	$.39	$.17	$(.51)	$5.19
Diluted weighted average number of common shares outstanding	381				381
(a) Primarily reflects restructuring charges of $67 million ($50 million, net of tax) at Entertainment, Publishing, Local Media and Corporate, primarily for the reorganization and closure of certain business operations, and professional fees and other costs associated with corporate matters.
(b) Reflects charges resulting from the implementation of changes to the Company’s programming strategy, primarily at CBS Films.

(c)
Reflects the reversal of a valuation allowance of $140 million relating to capital loss carryforwards that will be utilized in connection with the sale of CBS Television City in the first quarter of 2019, and a net tax benefit of $54 million associated with tax law changes.

(d) Operating income margin is defined as operating income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2017
	Reported	Pension Settlement Charge (a)	Restructuring Charges (b)	Tax Items (c)	Other (d)	Discontinued Operations Items (e)	Adjusted
Revenues	$13,692	$—	$—	$—	$—	$—	$13,692
Operating income	$2,861	$—	$63	$—	$(19)	$—	$2,905

Operating income margin (f)	21%						21%

Interest expense	(457)	—	—	—	—	—	(457)
Interest income	64	—	—	—	—	—	64
Loss on early extinguishment of debt	(49)	—	—	—	49	—	—
Pension settlement charge	(352)	352	—	—	—	—	—
Other items, net	(88)	—	—	—	8	—	(80)
Earnings from continuing operations before income taxes	1,979	352	63	—	38	—	2,432
Provision for income taxes	(633)	(115)	(24)	107	(25)	—	(690)
Effective income tax rate	32.0%						28.4%

Equity in loss of investee companies, net of tax	(37)	—	—	—	—	—	(37)
Net earnings from continuing operations	1,309	237	39	107	13	—	1,705
Net earnings (loss) from discontinued operations, net of tax	(952)	—	—	—	—	1,038	86
Net earnings	$357	$237	$39	$107	$13	$1,038	$1,791
Diluted EPS from continuing operations	$3.22	$.58	$.10	$.26	$.03	$—	$4.19
Diluted EPS	$.88	$.58	$.10	$.26	$.03	$2.55	$4.40
Diluted weighted average number of common shares outstanding	407						407

(a)	Reflects a pension settlement charge resulting from the transfer of pension obligations to an insurance company through the purchase of a group annuity contract.

(b)	Reflects restructuring charges at Entertainment, Publishing, Local Media and Corporate primarily for the reorganization of certain business operations.

(c)
Reflects a net provisional charge of $129 million resulting from the enactment of federal tax legislation in December 2017 and a tax benefit in the first quarter of 2017 of $22 million from the resolution of certain state income tax matters.

(d)	Includes a net gain relating to the disposition of property and equipment, a charge for the early extinguishment of debt and the write-down of an investment to its fair value.

(e)
Primarily reflects a net loss of $105 million on the split-off of CBS Radio Inc., a noncash charge of $980 million recorded prior to the split-off to adjust the carrying value of CBS Radio Inc. to the value indicated by the stock valuation of Entercom; a restructuring charge of $7 million ($4 million, net of tax) at CBS Radio Inc.; adjustments to the loss on disposal of the Company’s Outdoor advertising business; and a tax benefit of $45 million from the resolution of a tax matter in a foreign jurisdiction relating to a previously disposed business.

(f)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.